Exhibit 99.1

Westar Energy Announces 1st Quarter 2018 Results.
TOPEKA, Kan., May 8, 2018 - Westar Energy, Inc. (NYSE:WR) today announced earnings of $60 million, or $0.42 per share, for the first quarter 2018, unchanged from the first quarter of last year.

Factors resulting in the flat earnings for the quarter included an increase in residential and commercial sales due to colder winter weather this year, with those effects being offset by higher employee benefit costs and higher operating expense, with the full cost of the Western Plains Wind Farm now being reflected in the results, as well as impacts from the newly passed tax law.

Conference Call and Additional Company Information

Westar Energy management will host a conference call Wednesday, May 9 with the investment community at 10:00 a.m. ET (9:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing (844) 646-4526, conference ID 4079817. A webcast of the live conference call will be available at www.WestarEnergy.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed first-quarter financial information, the company's quarterly report on Form 10-Q for the period ended Mar. 31, 2018, and other filings the company has made with the Securities and Exchange Commission are available on the company's website at www.WestarEnergy.com.

As Kansas’ largest electric utility, Westar Energy, Inc. (NYSE:WR) provides customers the safe, reliable electricity needed to power their businesses and homes. We have 7,800 MW of electric generation capacity that includes renewables and traditional power sources with half the electricity supplied to our more than 700,000 customers from emissions free sources: nuclear, wind and solar, with a third coming from renewables. We are a leader in electric transmission in Kansas coordinating a network of lines and substations that supports one of the largest consolidations of wind energy in the nation. Our employees live, volunteer and work in the communities we serve.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to the anticipated merger transaction of Westar Energy, Inc. (Westar Energy) and Great Plains Energy Incorporated (Great Plains Energy), including those that relate to the expected financial and operational benefits of the merger to the companies and their shareholders (including cost savings, operational efficiencies and the impact of the anticipated merger on earnings per share), the expected timing of closing, the outcome of regulatory proceedings, cost estimates of capital projects, dividend growth, share repurchases, balance sheet and credit ratings, rebates to customers, employee issues and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Westar Energy is providing a number of important factors that could cause actual results to differ materially from the provided

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Westar Energy announces 1st quarter results

forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy, KCP&L, and Westar Energy; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates that the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including, but not limited to, cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; the ability of Great Plains Energy and Westar Energy to obtain the regulatory approvals necessary to complete the anticipated merger or the imposition of adverse conditions or costs in connection with obtaining regulatory approvals; the risk that a condition to the closing of the anticipated merger may not be satisfied or that the anticipated merger may fail to close; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated merger; the costs incurred to consummate the anticipated merger; the possibility that the expected value creation from the anticipated merger will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; the credit ratings of the combined company following the anticipated merger; disruption from the anticipated merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the anticipated diversion of management time and attention on the anticipated merger; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties are discussed in the joint proxy statement/prospectus and other materials that Great Plains Energy, Westar Energy and Monarch Energy Holding, Inc. (Monarch Energy) file with the Securities and Exchange Commission (SEC) in connection with the anticipated merger. Other risk factors are detailed from time to time in quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Westar Energy with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Westar Energy undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:
Gina Penzig
Media Relations Manager
Phone: 785-575-8089
Gina.Penzig@westarenergy.com
Media line: 888-613-0003

Investor Contact:
Cody VandeVelde
Director, Investor Relations
Phone: 785-575-8227
Cody.VandeVelde@westarenergy.com

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Westar Energy announces 1st quarter results

Westar Energy, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended Mar. 31,
	2018	2017	Change	% Change
	(Dollars In Thousands, Except Per Share Amounts)
REVENUES:
Residential	$180,285	$169,290	$10,995	6.5
Commercial	155,403	149,552	5,851	3.9
Industrial	93,460	94,589	(1,129)	(1.2)
Other retail	4,253	5,042	(789)	(15.6)
Total Retail Revenues	433,401	418,473	14,928	3.6
Wholesale	94,209	83,925	10,284	12.3
Transmission	71,926	70,729	1,197	1.7
Other	1,781	1,611	170	10.6
Total Revenues from Contracts with Customers	601,317	574,738	26,579	4.6
Other	(1,113)	(2,164)	1,051	48.6
Total Revenues	600,204	572,574	27,630	4.8
OPERATING EXPENSES:
Fuel and purchased power	135,507	113,855	21,652	19.0
SPP network transmission costs	67,594	60,674	6,920	11.4
Operating, maintenance and administrative	139,993	135,319	4,674	3.5
Depreciation and amortization	89,641	88,625	1,016	1.1
Taxes other than income tax	43,939	42,716	1,223	2.9
Total Operating Expenses	476,674	441,189	35,485	8.0
INCOME FROM OPERATIONS	123,530	131,385	(7,855)	(6.0)
OTHER INCOME (EXPENSE):
Investment earnings	999	3,155	(2,156)	(68.3)
Other income	1,951	1,300	651	50.1
Other expense	(10,561)	(10,352)	(209)	(2.0)
Total Other Expense	(7,611)	(5,897)	(1,714)	(29.1)
Interest expense	43,841	41,095	2,746	6.7
INCOME BEFORE INCOME TAXES	72,078	84,393	(12,315)	(14.6)
Income tax expense	9,174	20,911	(11,737)	(56.1)
NET INCOME	62,904	63,482	(578)	(0.9)
Less: Net income attributable to noncontrolling interests	2,419	3,821	(1,402)	(36.7)
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$60,485	$59,661	$824	1.4
BASIC AND DILUTED EARNINGS PER AVERAGE COMMON SHARE OUTSTANDING ATTRIBUTABLE TO WESTAR ENERGY, INC. (See 10-Q Note 2):
Basic and diluted earnings per common share	$0.42	$0.42	$—	—
Diluted earnings per common share	$0.42	$0.42	$—	—
AVERAGE EQUIVALENT COMMON SHARES OUTSTANDING (in thousands):
Basic	142,635	142,437	198	0.1
Diluted	142,652	142,696	(44)	—
DIVIDENDS DECLARED PER COMMON SHARE	$0.40	$0.40	$—	—
Effective income tax rate	13%	25%

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